EXHIBIT 99.1

3D Systems Reports Third Quarter Results

- Record Quarterly Revenue and Gross Profit Margin

- Raises 2012 Guidance

ROCK HILL, S.C., Oct. 25, 2012 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today non-GAAP adjusted earnings of 32 cents per share for the third quarter of 2012 and GAAP earnings of 24 cents per share.

Revenue increased to $90.5 million, a 57% increase, over the third quarter of 2011, on 26% organic growth. The company reported growth from all its revenue categories, led by printer revenue on a 123% increase in printer units sold, excluding Cube® printer units. Backlog at the end of the quarter amounted to $9.3 million on continued across the board strong demand.

For the third quarter, gross profit grew 69% on higher revenue and gross profit margin expansion of 350 basis points over the 2011 quarter to 51.8%, driven by printers and materials gross profit margin improvement.

The company reported that its third quarter non-GAAP adjusted net income rose 99% to $18.2 million, compared to the 2011 quarter, resulting in earnings per share of $0.32 and GAAP net income of $13.5 million, resulting in $0.24 earnings per share.

Notwithstanding higher costs from recent acquisitions and strategic R&D investments, the company raised its annual guidance for the full year 2012, expecting its revenue to be in the range of $345 million to $365 million and its non-GAAP adjusted earnings per share to be in the range of $1.20 to $1.30.

The company reported non-GAAP measures that adjust net income and earnings per share by excluding the impact of amortization of intangibles, non-cash interest expense, non-recurring acquisition expenses, litigation settlements, loss on conversion of notes, stock-based compensation and any release of the valuation allowance on deferred tax assets. A reconciliation of GAAP to non-GAAP results is provided in the accompanying schedule.

The company generated $44.0 million of cash from operations in the first nine months of 2012, and ended the third quarter of 2012 with $183.9 million of available cash, after incurring a $9.5 million increase in its operating expenses driven primarily by increased sales marketing and acquisitions costs. The increase included $1.7 million of higher R&D expenditures in support of its expanded portfolio.

"We are very pleased to report another outstanding quarter driven by doubling printer units sales," said Abe Reichental, 3D Systems' President and Chief Executive Officer. "We believe that our record revenue and earnings growth, amidst expected seasonal weakness, reflects the potency of our diversified portfolio and business model."

The table below summarizes the company's key 2012 non-GAAP financial results for the third quarter and first nine months.

	Third Quarter			First Nine Months
Non-GAAP Operating Highlights			% Change			% Change
			Favorable			Favorable
($ in millions, except per share amounts)	2012	2011	(Unfavorable)	2012	2011	(Unfavorable)
Revenue (GAAP)	$90.5	$57.5	57%	$252.1	$160.6	57%
Gross profit	$46.9	$27.8	69%	$128.8	$76.4	69%
% of revenue	51.8%	48.3%		51.1%	47.6%
Operating expenses	$24.5	$17.1	(43%)	$71.6	$46.4	(54%)
% of revenue	27.1%	29.8%		28.4%	28.9%
Operating income	$22.4	$10.7	110%	$57.2	$30.0	91%
% of revenue	24.8%	18.6%		22.7%	18.7%
Net income	$18.2	$9.1	99%	$45.3	$27.0	68%
% of revenue	20.1%	15.8%		18.0%	16.8%
Diluted earnings per share	$0.32	$0.18	78%	$0.85	$0.53	60%
Available cash & cash equivalents	$183.9	$72.6	153%	$183.9	$72.6	153%
Depreciation & amortization	$2.7	$1.5	(77%)	$7.8	$4.6	(69%)
% of revenue	3.0%	2.7%		3.0%	2.8%
- Gross profit, operating expenses, operating income, net income and earnings per share have been adjusted to reflect non-GAAP operating results. See the reconciliation of non-GAAP data to GAAP net income and earnings per share at the end of this press release.

3D printer units sold more than doubled compared to the 2011 period, and accounted for a $19.3 million revenue increase. Print materials revenue grew 38% to $25.5 million, driven by strong sales of printer units as a result of the company's effective portfolio and price point re-alignment and channel expansion. Services revenue increased by $6.7 million over the 2011 period to $31.0 million and included $20.0 million of on-demand parts.

"Cube 3D printer orders continue to exceed our expectations, and are now available for next day shipment," continued Reichental. "While we still don't expect revenue from our consumer growth initiative to be material to our revenue for the remainder of 2012, we are very pleased with the overall reception."

"We entered the fourth quarter with positive sales momentum that is further strengthened by our recently acquired Rapidform products and channel. While we may face lingering economic uncertainties in parts of the world, we expect to continue to benefit from robust R&D spending by our customers worldwide," concluded Reichental.

Conference Call and Webcast Details

3D Systems will hold a conference call and webcast to discuss its operating results for the third quarter 2012 on Thursday, October 25, 2012 at 11:00 a.m., Eastern Time.

  To access this webcast, log onto 3D Systems' web site at investor.3dsystems.com. To ensure timely participation and technical capability, we recommend logging on a few minutes prior to the conference call to activate your participation.

  To access this conference call, dial 1-866-356-4441 from in the U.S. or 1-617-597-5396 from outside the U.S. and enter participant code 18351731.

  The webcast will be also be available for replay beginning approximately two hours after completion of the call at: investor.3dsystems.com.

Forward-Looking Statements

Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements.  In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking.  Forward-looking statements may include comments as to the company's beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements," "Cautionary Statements and Risk Factors," and "Risk Factors" in the company's periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides affordable CAD software and plugins and consumer create and make printers and apps. Its expertly integrated solutions replace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, create, communicate, prototype or produce real parts, empowering customers to create and make with confidence.

More information on the company is available at www.3DSystems.com.

To experience 3D Systems' entire range of 3D content-to-print products and services please visit www.printin3D.com, www.production3dprinters.com, www.zcorp.com, www.toptobottomdental.com, www.3Dproparts.com, www.quickparts.com, www.paramountind.com, www.zcorp.com, www.rapidform.com, www.alibre.com, www.bitsfrombytes.com, www.cubify.com, www.myrobotnation.com, www.The3dStudio.com, www.bespokeinnovations.com, www.paramountind.com, www.freedomofcreation.com, www.sycode.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

Tables Follow

3D Systems Corporation
Unaudited Consolidated Statements of Operations and Comprehensive Income
Quarter and Nine Months Ended September 30, 2012 and 2011

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Revenue:
Products	$ 59,551	$ 33,248	$ 161,223	$ 95,002
Services	30,981	24,290	90,839	65,561
Total revenue	90,532	57,538	252,062	160,563
Cost of sales:
Products	26,729	16,010	73,621	45,732
Services	16,924	13,765	49,741	38,667
Total cost of sales	43,653	29,775	123,362	84,399
Gross profit	46,879	27,763	128,700	76,164
Operating expenses:
Selling, general and administrative	22,900	15,100	70,898	42,224
Research and development	5,543	3,872	15,397	9,737
Total operating expenses	28,443	18,972	86,295	51,961
Income from operations	18,436	8,791	42,405	24,203
Interest and other expense, net	2,167	654	8,589	465
Income before income taxes	16,269	8,137	33,816	23,738
Provision for (benefit of) income taxes	2,752	917	5,787	(3,677)
Net income	$ 13,517	$ 7,220	$ 28,029	$ 27,415
Other comprehensive income
Unrealized gain (loss) on pension obligation	$ (6)	$ (5)	$ 1	$ --
Foreign currency translation gain (loss)	2,016	(2,873)	191	(250)
Comprehensive income	$ 15,527	$ 4,342	$ 28,221	$ 27,165

Net income per share — basic	$ 0.24	$ 0.14	$ 0.53	$ 0.55
Net income per share — diluted	$ 0.24	$ 0.14	$ 0.52	$ 0.54

3D Systems Corporation
Unaudited Consolidated Balance Sheets
September 30, 2012 and December 31, 2011

	September 30,	December 31,
(in thousands, except par value)	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$ 183,931	$ 179,120
Accounts receivable, net of allowance for doubtful accounts of $5,155 (2012) and $3,019 (2011)	69,750	51,195
Inventories, net of reserves of $3,824 (2012) and $2,542 (2011)	41,281	25,283
Prepaid expenses and other current assets	2,570	2,241
Current deferred income taxes	3,969	3,528
Restricted cash	13	13
Total current assets	301,514	261,380
Property and equipment, net	34,187	29,594
Intangible assets, net	96,902	54,040
Goodwill	220,465	107,651
Long term deferred income taxes	636	3,195
Other assets, net	6,814	7,114
Total assets	$ 660,518	$ 462,974

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capitalized lease obligations	$ 159	$ 163
Accounts payable	26,730	25,911
Accrued and other liabilities	33,636	16,816
Customer deposits	2,755	3,398
Deferred revenue	15,935	12,735
Total current liabilities	79,215	59,023
Long term portion of capitalized lease obligations	7,494	7,609
Convertible senior notes, net	123,561	131,107
Deferred income tax liability	22,091	3,666
Other liabilities	11,667	6,781
Total liabilities	244,028	208,186
Commitments and Contingencies
Stockholders' equity:
Preferred stock, authorized 5,000 shares, none issued	--	--
Common stock, $0.001 par value, authorized 120,000 shares; 57,376 (2012) and 50,975 (2011) issued	57	51
Additional paid-in capital	408,031	274,542
Treasury stock, at cost: 343 (2012) and 324 shares (2011)	(228)	(214)
Accumulated earnings (deficit )	5,498	(22,531)
Accumulated other comprehensive income	3,132	2,940
Total stockholders' equity	416,490	254,788
Total liabilities and stockholders' equity	$ 660,518	$ 462,974

3D Systems Corporation
Unaudited Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2012 and 2011

	Nine Months Ended September 30,
(in thousands)	2012	2011
Cash flows from operating activities:
Net income	$ 28,029	$ 27,415
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for (benefit of) deferred income taxes	2,941	(4,833)
Depreciation and amortization	15,804	7,402
Non-cash interest on convertible notes	2,923	--
Provision for bad debts	2,369	929
Stock-based compensation	3,656	1,827
(Gain) loss on the disposition of property and equipment and investments	(631)	82
Loss on conversion of convertible debt	1,245	--
Changes in operating accounts:
Accounts receivable	(11,270)	(2,568)
Inventories	(10,582)	(5,000)
Prepaid expenses and other current assets	237	(293)
Accounts payable	(4,488)	(4,777)
Accrued liabilities	14,298	37
Customer deposits	(1,347)	608
Deferred revenue	815	(1,106)
Other operating assets and liabilities	12	(940)
Net cash provided by operating activities	44,011	18,783
Cash flows from investing activities:
Purchases of property and equipment	(1,902)	(2,295)
Additions to license and patent costs	(535)	(305)
Cash paid for acquisitions, net of cash assumed	(148,278)	(44,830)
Net cash used in investing activities	(150,715)	(47,430)
Cash flows from financing activities:
Proceeds from issuance of common stock	106,890	62,054
Proceeds from exercise of stock options and restricted stock, net	4,582	2,378
Repayment of capital lease obligations	(121)	(172)
Restricted cash	--	(189)
Net cash provided by financing activities	111,351	64,071
Effect of exchange rate changes on cash	164	(156)
Net increase in cash and cash equivalents	4,811	35,268
Cash and cash equivalents at the beginning of the period	179,120	37,349
Cash and cash equivalents at the end of the period	$ 183,931	$ 72,617
Supplemental Cash Flow Information:
Interest payments	$ 5,114	$ 418
Income tax payments	1,889	994
Non-cash items:
Transfer of equipment from inventory to property and equipment, net(a)	2,228	2,721
Transfer of equipment to inventory from property and equipment, net(b)	(1,365)	779
Stock issued for acquisitions of businesses	7,103	3,042
Stock issued for conversions of 5.50% senior convertible notes	11,250	--

(a) Inventory is transferred from inventory to property and equipment at cost when the Company requires additional machines for training, demonstration or short-term rentals.
(b) In general, an asset is transferred from property and equipment, net into inventory at its net book value when the Company has identified a potential sale for a used machine. The machine is removed from inventory upon recognition of the sale.

3D Systems Corporation
Schedule 1
Unaudited Earnings Per Share

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2012	2011	2012	2011
Numerator:
Net income – numerator for basic net earnings per share	$ 13,517	$ 7,220	$ 28,029	$ 27,415
Add: Effect of dilutive securities
Interest expense on 5.50% convertible notes (after-tax)(1)	--	--	--	--
Stock options and other equity compensation	--	--	--	--
Numerator for diluted earnings per share	$ 13,517	$ 7,220	$ 28,029	$ 27,415

Denominator:
Weighted average shares – denominator for basic net earnings per share	55,935	50,450	52,689	49,455
Add: Effect of dilutive securities
Stock options and other equity compensation	629	952	784	1,020
5.50% convertible notes (after-tax)(1)	--	--	--	--
Denominator for diluted earnings per share	56,564	51,402	53,473	50,475

Earnings per share
Basic	$ 0.24	$ 0.14	$ 0.53	$ 0.55
Diluted	$ 0.24	$ 0.14	$ 0.52	$ 0.54

Interest expense excluded from diluted earnings per share calculation (1)	$ 2,508	--	$ 7,578	--
5.50% Convertible notes shares excluded from diluted earnings per share calculation (1)	6,548	--	5,303	--

(1) Average outstanding diluted earnings per share calculation excludes shares that may be issued upon conversion of the outstanding senior convertible notes since the effect of their inclusion would have been anti-dilutive.

3D Systems Corporation
Schedule 2
Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income
Quarters and Nine Months Ended September 30, 2012 and 2011

	Quarter Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share)	2012	2011	2012	2011
GAAP net income	$ 13,517	$ 7,220	$ 28,029	$ 27,415
Stock-based compensation	1,035	593	3,296	1,827
Amortization of intangibles (a) (b)	2,709	855	8,558	2,807
Acquisition and severance expenses	232	445	2,967	1,151
Non-cash interest expense	863	--	2,632	--
Loss on convertible notes	1,096	--	1,096	--
Net gain on acquisitions and litigation settlements	(1,296)	--	(1,296)	--
Release of valuation allowance on deferred tax assets	--	--	--	(6,221)
Non-GAAP adjusted net income	$ 18,156	$ 9,113	$ 45,282	$ 26,979

Non-GAAP adjusted basic earnings per share	$ 0.33	$ 0.18	$ 0.86	$ 0.55
Non-GAAP adjusted diluted earnings per share	$ 0.32	$ 0.18	$ 0.85	$ 0.53

(a) Represents amortization expense for the quarter ended September 30, 2012 and 2011, of which $0.1 million each period is included in cost of sales and the remaining $2.6 million and $0.8 million, respectively, is included in operating expenses.
(b) Represents amortization expense for the nine months ended September 30, 2012 and 2011, of which $0.1 million and $0.2 million, respectively, is included in cost of sales and the remaining $8.4 million and $2.6 million, respectively, is included in operating expenses.
CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         Email: Stacey.Witten@3dsystems.com

         Media Contact:
         Cathy Lewis
         781-852-5007
         Email: Cathy.Lewis@3dsystems.com